EXHIBIT 99.1

Shengkai Innovations, Inc. Announces Conference Call to Discuss Third Quarter 2009 Financial Results

TIANJIN, China, May 12 /PRNewswire-Asia-FirstCall/ -- Shengkai Innovations, Inc. (OTC Bulletin Board: SKII - News) today announced that the Company will report financial results for the three months ended March 31, 2009 after the close of trading on Friday, May 15, 2009. The Company will also host a conference call on Monday, May 18, 2009 at 8:00 a.m. EDT to discuss the Company's financial results, progress toward 2009 key corporate objectives, and additional corporate activities. Hosting the call together with other senior management will be Mr. Chen Wang, chairman and chief executive officer of Shengkai.

Conference Call Details

To participate in this live conference call, please dial 1-888-339-2688 approximately ten minutes before the scheduled call and reference passcode 144 395 03. International participants should call +1-617-847-3007. A replay of the call will be available for two weeks starting from Monday May 18 at 10:00 a.m. EDT. To listen to the replay, please dial 888-286-8010, or +1-617-801-6888 for international participants, and enter replay passcode 98687953. The conference call will also be archived on the Company's web site at http://www.shengkai.com.

About Shengkai Innovations, Inc.

Shengkai Innovations is engaged in the design, manufacture and sale of ceramic valves, high-tech ceramic materials and the provision of technical consultation and related services. The Company's industrial valve products are used by companies in the electric power, petrochemical, metallurgy, and environmental protection industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is the only valve manufacturer that is able to produce large-sized ceramic valves with calibers of 150mm or more. The Company's product portfolio includes a broad range of valves that are sold throughout the PRC, to North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 300 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006. Additional information on Shengkai is available at http://www.shengkai.com.

For more information, please contact:

Shengkai Innovations, Inc.
Jeffrey T. Roney
Tel: +1-434-531-4146
Web: http://www.shengkai.com